STRATEGIC ALLIANCE AGREEMENT
                          ----------------------------


                  THIS STRATEGIC ALLIANCE AGREEMENT (this "Agreement") is made and entered into as of the 22nd day of May, 1997, effective as of May 1, 1997 (the "Effective Date") by and between VODAVI COMMUNICATIONS SYSTEMS, INC., an Arizona corporation located at 8300 East Raintree Drive, Scottsdale, Arizona 85260 ("Vodavi"), and PARADYGM COMMUNICATIONS INC., a Delaware corporation located at 2100 Parklake Drive NE, Atlanta, Georgia 30345 ("Paradigm").

                                    RECITALS:

                  A. Vodavi is engaged in the business of designing, manufacturing and supplying telecommunications products, including, among other things, (i) a Vodavi Digital PBX telephone system containing, among other things, keysets, D.S.S. and specialized software developed by Vodavi (the "Software") enabling its specialized use primarily in the hotel/motel (hospitality) service industry, extended health care facilities and other similar businesses (the "Industries") (the PBX system containing the Software may hereinafter be referred to as the "PBX Systems"), (ii) feature telephones ("2600 Series Telephones"), (iii) single-line telephones ("2500 Series Telephones"), and (iv) voice-mail/auto attendant systems ("Voice Systems") all as are described in Exhibit A as the same may be amended from time to time (collectively, the "Products").

                  B. Upon the terms and conditions set forth in this  Agreement:
(i) Paradigm desires to purchase and become a distributor of the Products in North America, (ii) Paradigm desires to exclusively engage Vodavi to manufacture and supply Paradigm with its requirements of the Products; and (iii) Vodavi desires to sell the Products to Paradigm.

                                   AGREEMENT:

                  NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Vodavi and Paradigm agree as follows:

                  1. Appointment of Vodavi. Subject to and in accordance with the terms and conditions of this Agreement, Paradigm appoints Vodavi as the exclusive manufacturer of all of Paradigm's requirements of the Products. Vodavi hereby accepts such appointment. Paradigm agrees to purchase the Products and all similar telecommunication products for the Industries in the Territory (as hereinafter defined) only from Vodavi during the Term of Exclusivity (as hereinafter defined).

                  2. Appointment of Paradigm. Subject to and in accordance with the terms and conditions of this Agreement, Vodavi appoints Paradigm as the exclusive distributor of the PBX Systems and the software contained in the Voice Systems, and a non-exclusive distributor
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of the other  Products,  in the Territory  until December 31, 1998 (the "Term of
Exclusivity"). Paradigm hereby accepts such appointment. Paradigm shall remain the exclusive distributor of the PBX Systems and the software contained in the Voice Systems in the Territory, and the Term of Exclusivity shall be extended, from year to year thereafter during the term of this Agreement, provided that Paradigm satisfies its Minimum Purchase Obligations (as defined in Section 14) for the previous year. If Paradigm does not satisfy its Minimum Purchase Obligation during any year of the term of this Agreement, then, at the end of that year, and at the option of Vodavi, (i) the Term of Exclusivity shall end,
(ii) Paradigm  shall become a  non-exclusive  distributor of the PBX Systems and
the  software   contained  in  the  Voice  Systems  in  the  Territory,   and  a
non-exclusive licensee of the Software, and (iii) Vodavi shall have the right to appoint other distributors of the PBX Systems and the software contained in the Voice Systems in the Territory.

                  3. Territory. The "Territory" for purposes of this Agreement shall mean North America, including Canada and the United States of America, Puerto Rico, Guam, the U.S. Virgin Islands and to the extent permitted by Vodavi's manufacturing partner, Mexico. The parties hereto may revise and update the Territory at any time or from time to time by an amendment in writing attached to this Agreement.

                  4. Term. The term of this Agreement shall commence on the Effective Date and continue in effect until December 31, 2001 (the "Initial Term"). Following the expiration of the Initial Term, this Agreement shall be automatically renewed for successive three-year terms each individually referred to as a "Renewal Term," unless either party notifies the other party in writing of its desire not to renew no later than one hundred eighty (180) days prior to the expiration of the Initial Term or any Renewal Term, as applicable, whereupon this Agreement shall terminate at the end of the term within which such notice is given.

                  5. Pricing by Vodavi; Payments. The purchase price for the Products shall be set forth on Exhibit B as may be amended from time to time by written notice from Vodavi to Paradigm of a price change at least ninety (90) days prior to the effective date of the price change. Vodavi shall not increase any prices prior to December 31, 1998, unless necessitated by a force majeure described in Section 23 hereof; provided, however, that Vodavi provides Paradigm with proof of the applicable cost increases to Vodavi caused by the force majeure and provided further that the price increase does not exceed ten percent (10%) of the applicable purchase price prior to the increase. Except as otherwise expressly agreed in writing by the parties hereto, payment for the Products shall be made in United States dollars in an amount adequate to cover the full purchase price plus all other charges, if any, incurred by Vodavi for the account of Paradigm. All payments for Products shall be due and payable in full within thirty (30) days from the date of invoice. In no event shall the invoice date precede (a) the shipping date of the Products for which payment is due for Products Vodavi is not warehousing; or (b) the date of delivery of the Products to Vodavi's warehouse for Products Vodavi is warehousing.
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                  All  payments  due  shall  at  all  times  be  secured  by  an irrevocable standby letter of credit (the "Letter of Credit") obtained by Paradigm and submitted to Vodavi, in a form and from a banking institution acceptable to Vodavi. The Letter of Credit shall be in an amount equal to or in excess of all outstanding invoices due from Paradigm to Vodavi plus payment amounts for Products ordered by Paradigm. Upon execution of this Agreement, Paradigm shall provide the Letter of Credit to Vodavi, which will have a one (1) year term and shall be renewable annually or from time to time as required by this Agreement. If full payment of any invoice is not received by Vodavi when due, then Paradigm's account will be deemed delinquent and Vodavi shall be entitled to draw down from the Letter of Credit the amount delinquent together with a late payment fee of one percent (1%) of the balance due for each month, or any part thereof, that any amount remains (or remained) delinquent. The late payment fee permits Vodavi to be compensated for receiving a late payment and is not intended to create a credit arrangement. Vodavi reserves the right to suspend performance, to decline to deliver except for cash in advance and/or to stop delivery of Products in transit whenever Paradigm's account is delinquent.

                  6. Private-Label Products. The PBX System keysets and, at Paradigm's request, 2600 Series Telephones (collectively, the "Private Label Products") shall be manufactured using Paradigm's, or another mutually agreeable, name and logo. Prior to tooling Vodavi's equipment for the production of the Private Label Products, Paradigm shall furnish to Vodavi all molds, stamps, artwork, and other specialized materials and instructions required to accurately place the name and logo on the Private Label Products. All molds, stamps, artwork and other specialized materials not provided by Paradigm but required to label the Private Label Products as instructed by Paradigm shall be acquired and/or commissioned by Vodavi at the sole cost and expense of Paradigm, and Paradigm agrees to promptly pay all such costs and expenses. The Private Label Products may also bear the name and logo of Vodavi on the outside metal base and anywhere on the interior components of the Private Label Products. The PBX Systems and other Products may bear the trade marks, name and logo of Vodavi and Paradigm.

                  7. Warehousing; Inventory Fulfillment; Technical Support. Commencing on the Effective Date and continuing until ninety (90) days after Vodavi receives written notice to cease warehousing Products, Vodavi shall perform, for and on behalf of Paradigm, the warehousing and inventory fulfillment functions described and at the costs set forth, on Exhibit C.
Exhibit C also sets forth the costs any payment terms for the performance of warehousing and inventory fulfillment. Paradigm shall pay all such costs to Vodavi as and when due.

                  Commencing on the Effective Date and  continuing  until ninety
(90) days after Vodavi receives written notice to cease providing technical support, Vodavi shall perform, for and on behalf of Paradigm, technical support for the Products as described on Exhibit D. Exhibit D also sets forth the costs of any payment terms for the performance of technical support. Paradigm shall pay all such costs to Vodavi as and when due.
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                  8. Ordering Procedures. All orders of the Products pursuant to this Agreement shall be subject to the terms and conditions set forth in this Agreement, notwithstanding the terms specified in any purchase order, and the terms and conditions of this Agreement shall supersede all pre-printed terms and conditions of any such purchase order, unless otherwise agreed to in writing by Vodavi. Whenever Paradigm desires to purchase any of the Products from Vodavi, Paradigm shall deliver to Vodavi a numbered and signed written purchase order specifying the quantities and model numbers of the Products desired to be purchased and the desired destination and shipping date for the ordered Products, which shipping date must take into account an appropriate lead time to manufacture such Products. All purchase orders shall be made for Products in at least the minimum quantities set forth in Exhibit E attached hereto as may be amended from time to time. All orders made in compliance with this Agreement shall be deemed accepted by Vodavi on the tenth (10th) day after receipt unless prior to such time Vodavi delivers to Paradigm a notice of rejection.

                  All orders for 2500 and 2600 Series Telephones (other than Private Label Products) shall be shipped within forty-eight (48) hours after receipt by Vodavi to the extent such Products are available in Vodavi's warehouse. Vodavi shall use its best reasonable efforts to stock in its warehouse sufficient quantities of such telephones to meet Paradigm's Forecasts, as set forth in Section 14; in all events however, orders for such will be shipped within one hundred twenty (120) days. All orders for Voicemail shall be shipped within ten (10) days after receipt by Vodavi. The appropriate lead time for any quantity of PBX Systems shall be one hundred fifty (150) days, and the appropriate lead time for any quantity of any other Private Label Products shall be one hundred twenty (120) days. Vodavi shall use reasonable best efforts to ship Products when and as required by Paradigm based on the shipping and lead times set forth in this Section.

                  9. Shipment of the Products. All deliveries of Products by Vodavi to Paradigm shall be shipped F.O.B. Vodavi's facility in Scottsdale, Arizona, F.O.B. Vodavi's facility in Norcross, Georgia, or F.O.B. Vodavi's other domestic facility. Vodavi shall ship all Products to the address specified for shipment on the applicable purchase order. All Products shall be packaged by Vodavi as Vodavi deems proper for protection against normal handling. All charges incurred subsequent to the delivery of Products for shipment, including without limitation, freight, insurance, customs, duties, demurrage charges and turnover, sales, excise and other foreign, federal, state or local taxes, shall be borne by Paradigm or, if paid or incurred by Vodavi, shall be reimbursed by Paradigm. Paradigm will contract directly with the applicable freight carrier to pay all shipping costs. The payment of delivery freight shall be the sole responsibility of Paradigm, and Paradigm shall promptly pay all such charges. Vodavi shall use a freight carrier of its own choice, unless Paradigm designates an alternative freight carrier for delivery of Products, whereupon Vodavi shall use Paradigm's designated freight carrier for shipments of Products whenever possible.
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                  10. Risk of Loss.  Paradigm shall bear the entire risk of loss of or damage to Products occurring at any time after delivery of the Products to the freight carrier to the extent Vodavi is not warehousing the Products, and at any time after delivery to Vodavi's warehouse to the extent Vodavi is warehousing the Products. If Vodavi delays delivery of Products to the freight carrier due to any action or request of Paradigm, then Paradigm shall pay all reasonable storage and insurance charges incurred by Vodavi for such Products. If any of the Products are returned by Paradigm, risk of loss shall remain upon Paradigm until the Products are received by Vodavi. Paradigm agrees to indemnify and hold Vodavi harmless for, from and against any and all loss of or damage to the Products sustained while risk of loss remains upon Paradigm. Vodavi agrees to indemnify and hold Paradigm harmless for, from and against any and all loss of or damage to the Products sustained while risk of loss remains upon Vodavi.

                  11. PBX Software License Grant. Paradigm acknowledges that Vodavi has developed certain software for use only in the PBX Systems that enables the PBX Systems to be used primarily in the hotel/motel (hospitality) service industry and may be adapted to the other Industries (the "Software"). Subject to Paradigm's adherence to the terms of this Agreement, Vodavi grants to Paradigm for the Term of Exclusivity a non-exclusive license to use the Software and to sublicense use of the Software by Paradigm's customers, but only as incorporated into a PBX System manufactured by Vodavi and used in connection with the Industries in the Territory. This Agreement transfers no rights to Paradigm or any of Paradigm's customers with respect to all or any portion of the Software except as specifically provided herein. Paradigm is hereby prohibited from reverse engineering (by disassembly, decompilation or otherwise) the Software and may not copy or reproduce all or any portion of the Software for any purpose whatsoever. Notwithstanding anything in this Agreement, Vodavi retains all title to, and, except as expressly and unambiguously licensed herein, all rights to the Software, all copies and derivative works thereof (by whomever produced) and all related documentation and materials. Paradigm will cooperate with Vodavi in preventing infringement of the Software and assist Vodavi in all reasonable respects to protect its rights in and to the Software.

                  12.   Representations   and   Warranties  by  Vodavi.   Vodavi
represents and warrants to Paradigm that: (a) Vodavi is a corporation duly formed, validly existing and in good standing under the laws of Arizona, with the full right, power and authority, corporate and otherwise, to manufacture and to sell the Products to Paradigm according to the terms of this Agreement and to carry out the transactions contemplated hereunder in all jurisdictions where such authority is required; (b) the execution and delivery of this Agreement, the timely consummation of the transactions contemplated hereby and the complete and timely fulfillment of the terms hereof have been duly and validly authorized by all necessary action on the part of Vodavi; (c) this Agreement constitutes the legal, valid and binding obligation of Vodavi, enforceable against Vodavi in the United States; and (d) neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will conflict with, violate or result in a breach of or
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default  under (with or without the giving of notice or the passage of time,  or both): (i) the articles of incorporation or bylaws of Vodavi; (ii) any license, instrument, contract or agreement to which Vodavi is a party or by which Vodavi is bound; or (iii) any law, order, rule, regulation, writ, injunction or decree that is applicable to Vodavi.

                  13. Representations and Warranties by Paradigm. Paradigm represents and warrants to Vodavi that: (a) Paradigm is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware, with the full right, power and authority, corporate and otherwise, to purchase, market and sell the Products and perform all other duties arising under the terms of this Agreement and to carry out the transactions contemplated hereunder in all jurisdictions where such authority is required; (b) the execution and delivery of this Agreement, the timely consummation of the transactions contemplated hereby, and the complete and timely fulfillment of the terms hereof have been duly and validly authorized by all necessary action on the part of Paradigm; (c) this Agreement constitutes the legal, valid and binding obligation of Paradigm, fully enforceable against Paradigm in accordance with its terms; and (d) neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will conflict with, violate or result in a breach of or default under (with or without the giving of notice or the passage of time, or both): (i) the incorporation documents or corporate bylaws of Paradigm; (ii) any license, instrument, contract or agreement to which Paradigm is a party or by which Paradigm is bound; or (iii) any law, order, rule, regulation, writ, injunction or decree that is applicable to Paradigm.

                  14. Forecasts; Minimum Purchase Obligation. On or before the tenth (10th) business day of each calendar month, Paradigm will provide to Vodavi a written report containing sales and customer data for the previous month and a forecast of its Product delivery requirements for the next consecutive eleven (11) calendar month period (a "Forecast"). The initial Forecast will indicate scheduled shipment for the first four (4) months of the Initial Term for Private Label telephones and for the first five (5) months of the Initial Term for all other Products, and forecasted deliveries of all Products for the six (6) months subsequent to the first five (5) months of the Initial Term. The first (5) five months (four (4) months for Private Label telephones) of each rolling Forecast will represent a firm purchase commitment from Paradigm to Vodavi, and Paradigm shall submit purchase orders to Vodavi for such purchase commitments. The rolling Forecast submitted each month shall take into account the firm purchase commitments from the preceding month's rolling Forecast. On an annual basis, the total of the purchases of Products by Paradigm from Vodavi, shall be at least in those minimum annual dollar amounts as set forth on Exhibit F attached hereto ("Minimum Purchase Obligations"). During the course of the Initial Term, Paradigm shall order at least the minimum quantities of certain of the Products as is set forth in Exhibit F attached hereto ("Minimum Unit Obligation"). The parties hereto shall update and amend Exhibit F from time to time as new Products are added to Exhibit A attached hereto, new areas of Territory are added and within one hundred eighty (180) days prior to any Renewal Term. To the extent Vodavi
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does not timely deliver Products, recalls Products,  delivers defective Products or in the event of a force majeure, as discussed in Section 24, the Minimum Purchase Obligations and Minimum Unit Obligations shall be reasonably adjusted accordingly.

                  15. Other Obligations of Paradigm. Paradigm agrees to use its best efforts throughout the term of this Agreement to encourage and develop the full sales potential for the Products in the Industries in the Territory, and to promptly meet all demands and needs for marketing and after-sale support of the Products sold by Paradigm. Paradigm shall endeavor to maintain adequate inventories of the Products at all times, and shall encourage purchase of the Products by Paradigm's existing customer base. Except as set forth in Section 7 hereof, Paradigm shall be responsible for all costs and expenses associated with the installation of the Products, after-sale service, customer support and training of the end-users of the Products.

                  16. Other Obligations of Vodavi. Vodavi agrees to use its reasonable best efforts throughout the term of this Agreement to support
Paradigm in its efforts to promote the sale of the Products by providing reasonable technical and sales training assistance for Paradigm's employees and sales representatives in the Paradigm sales organization, as set forth in Attachments D and E to Exhibit G attached hereto.

                  17. Acceptance and Inspection. To the extent that Vodavi does not warehouse the Products, Paradigm shall have a period of thirty (30) days following the delivery of a shipment of Products from Vodavi to inspect that shipment for defects and nonconformities. Failure to notify Vodavi, in writing, of a rejection of any Products received within the thirty (30) day period, for reason of defect and/or nonconformity, shall be deemed an acceptance of the entire shipment by Paradigm. Paradigm's acceptance of Products shall not be deemed to cover defects that could not have been discovered by a reasonable and customary inspection, in which case Paradigm shall have sixty (60) days from the date of delivery to notify Vodavi, in writing, of a rejection of such Products. All written rejections of any Products by Paradigm made in accordance with this Section, shall specify in detail the defects and/or nonconformities in the Products for which the rejection is made.

                  18.   Nondisclosure   and  Limited  Use  of  Confidential  and
Proprietary Information. Each party hereto shall refrain from disclosing to any third parties, or using for any purpose unrelated to this Agreement, the existence of, or any of the terms of, this Agreement, all information concerning
the  pricing  of  the  Products,  any  customer  lists,  operating,   financial,
marketing, sales or technical information or other confidential or proprietary information of the other, including, without limitation, information as to their respective customers or the relationship established hereunder; and each party hereto shall cause its employees and agents to refrain from disclosing to any third parties, or using, for any purpose unrelated to the performance of this Agreement, any such confidential or proprietary information of the other. Each party hereto shall limit its use of any confidential or proprietary information received from the other to the purposes of this
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Agreement.  In addition,  Paradigm and Vodavi agree to keep confidential and not disclose to any other person or entity, any writings between Paradigm and Vodavi that are conspicuously marked or designated as "Confidential."

                  19. Advertising and Promotion; Use of Vodavi Name. Paradigm shall have the right, privilege and license during the term of this Agreement to advertise and to promote the Products by telephone, mail, newspaper, magazine, radio, television and any other lawful means using the name "Vodavi" and any other tradename, symbol, trademark or corporate name used by Vodavi with respect to the Products, provided such use conforms to standards and guidelines relating thereto that Vodavi may furnish from time to time. Use of tradenames, symbols, trademarks, corporate names and other intellectual property of Vodavi by Paradigm will be subject to prepublication or prior review and approval by Vodavi. The use of any tradenames, symbols, trademarks, corporate names or other intellectual property rights of Vodavi by Paradigm shall not give Paradigm any proprietary rights therein.

                  20. Warranty of Products. Vodavi expressly warrants that the Products sold to Paradigm will be free of defects in materials and workmanship under normal use and service for the warranty period in accordance with the terms and conditions set forth in Exhibit G attached hereto. Repair and/or replacement of Products by Vodavi shall be as provided in Exhibit G attached hereto. VODAVI MAKES NO WARRANTY OTHER THAN THE ONE SET FORTH IN EXHIBIT G ATTACHED HERETO. THE WARRANTY SET FORTH THEREIN IS IN LIEU OF ALL OTHER WARRANTIES, EXPRESSED OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY EXPRESSED OR IMPLIED WARRANTY OF MERCHANTABILITY, OF FITNESS FOR A PARTICULAR PURPOSE, OR AGAINST INFRINGEMENT, AND IT CONSTITUTES THE ONLY WARRANTY MADE WITH RESPECT TO THE PRODUCTS COVERED BY THESE TERMS AND CONDITIONS. IN NO EVENT SHALL VODAVI BE LIABLE FOR LOSS OF ANTICIPATED PROFITS, INCIDENTAL OR CONSEQUENTIAL DAMAGE, LOSS OF TIME, OR OTHER LOSSES INCURRED BY PARADIGM IN CONNECTION WITH THE PURCHASE, POSSESSION, OPERATION, OR USE OF THE PRODUCTS, SUCH CLAIMS BEING HEREBY EXPRESSLY WAIVED BY PARADIGM.

                  21. No Exclusive Rights in Vodavi Products Generally. This Agreement is not to be construed as granting any exclusive rights to Paradigm with respect to the sale and marketing of (a) any telephones manufactured by Vodavi not bearing Paradigm's name or logo, or (b) PBX systems or switches manufactured by Vodavi for industries other than the Industries. Vodavi shall have the right to sell its own products to any and all potential purchasers, including, without limitation, competitors of Paradigm.
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                  22. Termination.

                            (a) Generally.  Except as otherwise  provided for in
this Agreement, if either party materially defaults in the performance of any of its obligations under this Agreement, the other party may defer its performance hereunder until the default is cured. If the material default is not cured within forty-five (45) days after the giving of written notice thereof to the defaulting party, at the option of the non-defaulting party exercised in writing to the defaulting party, this Agreement shall terminate at the end of the forty-five (45) day period. The nondefaulting party may also pursue all other available legal and equitable remedies. A material default within the meaning of this Section shall include, without limitation, a failure of Paradigm to timely pay any amounts owing to Vodavi, as provided in this Agreement.

                            (b)  Exclusion of Certain  Liability.  EXCEPT TO THE
EXTENT OF ANY LIABILITY ARISING PURSUANT TO SECTION 23 HEREOF, UNDER NO CIRCUMSTANCES SHALL VODAVI OR PARADIGM BE LIABLE TO THE OTHER FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL, INDIRECT OR EXEMPLARY LOSSES OR DAMAGES PERTAINING IN ANY WAY TO THE PRODUCTS UNDER THIS AGREEMENT.

                            (c) Balance Due at Termination  or Expiration.  Upon
the termination or the expiration of this Agreement, Paradigm shall pay to Vodavi a sum equal to the total then outstanding balance of all of Paradigm's accounts with Vodavi, including, without limitation, all sums due for Products ordered prior to the effective date of termination or expiration.

                            (d) Survival of Certain Obligations. Notwithstanding
any termination or expiration of this Agreement, Paradigm shall not be relieved of its obligation to pay for all Products ordered prior to termination or expiration, and neither party shall be relieved of its warranty and indemnification obligations set forth herein.

                            (e) Events of Default.  Notwithstanding anything set
forth in this Agreement to the contrary, the occurrence of any of the following events shall be considered an event of default hereunder for which the nondefaulting party may terminate this Agreement upon five (5) days prior written notice to the defaulting party: (a) the filing of any voluntary or involuntary petition for bankruptcy or upon any agreement (oral or written) in respect of any arrangement for the benefit of creditors; (b) the sale, transfer, conveyance or other disposition of either the capital stock or beneficial interest in the party resulting in a "change of control" of such party, or of substantially all of the assets of such party in any case without the prior written consent of the other party, which shall not be unreasonably withheld; or
(c) with respect to Vodavi, Vodavi's decision to discontinue the manufacture, sale or distribution of the Products or a component necessary for the assembly of the Products.

                  23. Indemnification.

                            (a) Indemnification by Paradigm;  Product Liability;
Distribution Activities. Paradigm shall indemnify, defend and hold Vodavi, its officers, directors, shareholders, employees, agents and representatives harmless for, from and against any claims, losses, costs, damages, expenses or liabilities to third parties, including, without limitation, any governmental agencies (including, without limitation, reasonable attorneys' fees) arising out of or resulting from (i) the performance or nonperformance by Paradigm of any obligation of, or agreement made by, Paradigm relating to its distribution of the Products, or in connection with the performance of its duties as a distributor; and/or (ii) any products liability resulting from an action or omission of Paradigm, its employees, agents, representatives or customers.

                            (b)  Indemnification  by Vodavi;  Product Liability;
Intellectual Property. Vodavi shall indemnify, defend and hold Paradigm, its officers, directors, shareholders, employees, agents and representatives harmless for, from and against any claims, losses, costs, damages, expenses or liabilities to third parties, including, without limitation, any governmental agencies (including, without limitation, reasonable attorneys' fees) arising out of or resulting from (i) any products liability resulting from an action or omission of Vodavi, its employees, agents or representatives; and/or (ii) any suit or proceedings brought against Paradigm to the extent it is based on a claim that any of the Products manufactured and supplied by Vodavi to Paradigm constitute a direct infringement of a patent, copyright or other intellectual property of a third person, except where the alleged infringement is based on
(a) Vodavi compliance with any Product specification of Paradigm; (b) Paradigm's use of a Product in combination with any other product (whether direct or contributory infringement); or (c) modification of a Product by Paradigm, its employees, agents or representatives after the Product has been delivered to Paradigm. If a suit or proceeding is brought against Vodavi based on a claim that the applicable Product manufactured and supplied by Vodavi to Paradigm constitutes a direct infringement of a patent, copyright or other intellectual property of a third person, based on any of events recited in (a), (b) or (c) above in this Section 23(b), Paradigm shall defend such claim and indemnify Vodavi for, from and against any and all damages and costs awarded against Vodavi on the same basis as applicable to Paradigm above. Paradigm acknowledges and agrees that Vodavi is the owner of all confidential and proprietary information, software, firmware and protocols embodied in the Products (with the exception of the Paradigm name and logo) and Paradigm shall not take any action or make any claims contrary thereto.

                  24. Force Majeure. Neither Paradigm nor Vodavi shall be responsible for any loss or damage resulting from any delay or failure in performing any provision of this Agreement, other than a delay or failure to make payments hereunder when due, if the delay or failure results from: (a) transportation shortages, inadequate supply of labor, materials or energy; (b) compliance with any law, ruling, order, regulation, requirement or instruction of any government or any department or agency thereof, including, without limitation, required payment of duties, taxes or the like; (c) acts of God; (d) acts or omissions of the other party; or (e) fires, strikes, labor slowdowns, embargoes, war or riot. Any delay or failure to perform resulting from any of such causes shall extend performance accordingly or excuse performance in whole or in part, as may be necessary.

                  25. Independent Contractor. Paradigm and Vodavi acknowledge and agree that Vodavi is an independent contractor and that under this Agreement neither Paradigm nor Vodavi shall be considered for any purpose to be the agent, partner, franchisor, franchisee or joint venturer of the other. Nor shall Vodavi or Paradigm have any obligation or responsibility to act on behalf of or in the name of the other, or the power or authority to bind the other in any manner whatsoever. Any representation to the contrary by Paradigm or by Vodavi, or the employees or agents of either, shall be a material breach of this Agreement.

                  26. General Provisions.

                            (a) Further  Assurances.  Each of the parties hereto
shall execute and deliver all such other instruments and take all such actions as either party may reasonably request from time to time of the other in order to effectuate the purposes of this Agreement and the transactions provided for herein.

                            (b)  Notices.  All  notices,  requests,  demands and
other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received when delivered against receipt, twelve (12) hours after being sent by facsimile, or three (3) days after being sent by registered or certified mail, postage prepaid, return receipt requested, addressed to the recipient's address as set forth below:

                  Vodavi Communications Systems, Inc.
                  8300 East Raintree Drive
                  Scottsdale, Arizona 85260
                  Phone:  (602) 443-6056
                  Fax:  (602) 483-0144
                  Attn:  Vice President - New Business Development

                  Paradygm Communications Inc.
                  2100 Parklake Drive NE
                  Atlanta, Georgia 30345
                  Phone:  (770) 938-2060
                  Fax:  (770) 938-0444
                  Attn:  President

Either party may alter the address to which communications are to be sent by giving notice of the change of address in conformity with the provisions of this paragraph for the giving of notice.

                            (c) Binding  Nature of Agreement;  Assignment.  This
Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that neither party hereto may assign or transfer its rights or obligations under this Agreement without prior written consent of the other, and any such assignment or transfer without such approval shall constitute a breach hereof and shall be null and void and of no force or effect, and shall not convey any rights to or interest in this Agreement.

                            (d) Entire  Agreement.  This Agreement  contains the
entire agreement and understanding between the parties hereto with respect to the subject matter hereof, and supersedes and is in lieu of all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

                            (e) Governing  Law. THIS AGREEMENT AND ALL QUESTIONS
RELATING TO ITS VALIDITY, INTERPRETATION, PERFORMANCE AND ENFORCEMENT, SHALL BE GOVERNED BY AND CONSTRUED, INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ARIZONA WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS OF SUCH STATE.

                            (f) Remedies Cumulative.  Except as specifically set
forth herein to the contrary, the remedies of the parties hereto under this Agreement are cumulative and will not preclude the recovery, award or grant of any other remedies to which any party may be lawfully entitled.

                            (g) Indulgences Not Waivers. Neither the failure nor
any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

                            (h)  Provisions  Severable.  The  provisions of this
Agreement are independent of and severable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

                            (i) Numbers of Days. In computing the number of days
for purposes of this Agreement, all days shall be counted (unless otherwise specified herein), including Saturdays, Sundays and holidays in the State of Arizona; provided, however, that if the final day of any time period falls on a Saturday, Sunday or holiday in the State of Arizona, then the final day shall be deemed to be the next day that is not a Saturday, Sunday or holiday in the State of Arizona.

                            (j)  Attorneys'  Fees.  If any  action is brought to
enforce the provisions of this Agreement, the prevailing party in the action shall be entitled, in addition to any other relief, to recover reasonable attorneys' fees and other costs and expenses incurred in the action in an amount to be fixed and determined by the arbitrator(s) agreed upon by the parties or by the court.

                            (k) Construction. The parties hereto acknowledge and
agree that each party has participated in the drafting of this Agreement and that this document has been reviewed by the respective legal counsel for the parties hereto and that the rule of construction to the effect that any ambiguities are to be resolved against the drafting party will not be applied to the interpretation of this Agreement. No inference in favor of, or against, any party shall be drawn from the fact that one party has drafted any portion hereof. The headings in this Agreement are inserted for convenience only, and do not define, limit, or expand the intent, scope or meaning of this Agreement.

                            (l) Amendment. This Agreement may only be amended or
modified by written agreement signed by all of the parties hereto.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their proper and duly authorized representatives as of the date first above written.

                                        VODAVI COMMUNICATIONS SYSTEMS, INC.

                                        By:  /s/ Larry Steinmetz
                                        Name:  Larry Steinmetz
                                        Its: President

                                        PARADYGM COMMUNICATIONS INC.

                                        By: /s/ R.C. Patel
                                        Name: R.C. Patel
                                        Its: Chairman
                                       13